EXHIBIT 99.1

Media Contact	Investor Relations
Vicki Contavespi
T+ 1.570.209.7600
vicki.contavespi@icxt.com

ICX TECHNOLOGIES REPORTS FIRST QUARTER 2008 RESULTS

Revenues Increased 34.5% Year-Over-Year to $36.3 Million

Fifth Consecutive Quarter of 30+ Percent Organic Growth

Arlington, Virginia, May 13, 2008 – ICx Technologies, Inc. (Nasdaq GS: ICXT), a developer of advanced sensor technologies for homeland security, force protection and commercial applications, announced today its operating and financial results for the first quarter ended March 31, 2008.

For the quarter ended March 31, 2008 revenue increased by 34.5% to $36.3 million, compared to $27.0 million for the quarter ended March 31, 2007. Gross profit increased 37.0% to $15.9 million, from $11.6 million a year ago and gross margins were 43.8%, compared to 43.0% in the prior year first quarter.

“ICx is on track to execute our strategy to satisfy customer requirements for better, more advanced and networked sensors. Revenue increases were driven by strong demand within each of our operating segments. And for the fifth quarter in a row, this demand allowed ICx to attain organic growth in excess of 30%, which was achieved through a series of diversified sales to prominent customers and without any major program wins, special events or significant acquisitions,” remarked Hans Kobler, President & CEO.

During the first quarter, ICx accelerated its internal research and development efforts to $6.7 million, up 44.6% year-over–year and up 12.8% compared to the fourth quarter of 2007. With the investment in building out of the value added reseller and program channels throughout 2007 and early 2008, sales and marketing expenses during the current year first quarter increased significantly to $7.8 million, compared to the same quarter last year and were up 10.9% versus the fourth quarter of 2007. General and administrative expenses increased to $9.6 million, up 7.3% year-over-year, but decreased 17.7% compared to the fourth quarter of 2007, despite the impact of higher public company costs and the ongoing implementation of enterprise financial and operational software throughout the Company. Total operating expenses increased 25.9% over the same quarter in the prior year, but decreased to 75.7% of total revenue vs. 80.8% in the prior year. Adjusted EBITDA loss for the first quarter was ($6.7) million, compared to an Adjusted EBITDA loss of ($5.8) million for the same period last year.

Mr. Kobler concluded, “We will continue pushing technology innovation and building out our operating platform and remain confident that the resulting organic growth will carry us to a strong market leadership position and attractive profitability.”

Operational Highlights

•	ICx Detection won a $17 million multi-year classified research contract (IDIQ) for advanced chem-bio defense

•	ICx Radiation received a $4.4 million order from OEM partner, Thermo-Fisher, for spectroscopic handheld radiation devices

•	ICx Imaging sold its 1,000th Thermal Imaging camera and introduced the first continuous zoom lense thermal/CCD camera

•	ICx Radar was selected by General Dynamics to provide advanced radars for small robots

•	ICx BioSystems won a $4.8 million research and development contract for next generation bio defense

•	ICx Explosives introduced Fido Scout, an ultra-sensitive explosive sniffer for maritime settings

Financial Highlights

•	Total gross profits continue to increase, leaving ICx enough flexibility to invest in its operating platform and technology

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With approximately $54 million in cash, $28 million in net receivables and virtually no debt at quarter end, ICx maintains a strong financial position to continue successfully executing on its strategy

•	Total Backlog of approximately $260 million, of which $46 million is funded

Strategic Highlights

•	ICx continues to see increases in the average transaction sizes from its current and diversified customers, including proposals for larger, multi-year program business

•	30%+ year-over-year organic growth has been achieved without major program wins and absent of any major events

•	The build out of Value Added Reseller (VAR) channel is proceeding well and the Atlanta Simulation center is now up and running, providing advanced user experience for customers, partners and employees

•	R&D and product updates:

•	Received the first commercial order for stationary spectroscopic radiation detector – Stride

•	The Griffin 600, portable mass spectroscopy analyzer is in prototype testing with several customers

•	The TSA is actively using Paxpoint in more than 20 airports, receiving positive feedback

•	ICx is in discussions to add some new promising technologies through acquisitions

Revenue and Earnings Outlook for 2008

Based on the financial results for the quarter and the outlook for the remainder of the year, the Company is reconfirming its earlier guidance for the year ending December 31, 2008:

•	Revenue: $177 million – $184 million

•	Adjusted EBITDA Loss: ($2 million) – ($7 million)

Conference Call

ICx will host a conference call and webcast regarding this release on Tuesday, May 13, 2008, at 4:30 p.m. (ET). Participants should call 888-868-9083 (United States/Canada) or 973-935-8512 (International) and request the ICx Technologies call or utilize the confirmation code 44557520. A telephonic replay will be available for anyone unable to participate in the live call. To access the replay, call 800-642-1687 (United States/Canada) or 706-645-9291 (International) and enter confirmation code 44557520. The recording will be available from 6:00 p.m. (ET) on Tuesday, May 13, 2008 through Tuesday, May 20, 2008 at 11:59 p.m. (ET). A live broadcast of the earnings conference call will also be available via the Internet at http://www.ICXT.com in the ‘Events & Presentations’ section under ‘Investor Relations’. The webcast will be archived on the site for 60 days.

About ICx Technologies, Inc.

ICx Technologies is a leader in the development and integration of advanced sensor technologies for homeland security, force protection and commercial applications. Our proprietary sensors detect and identify chemical, biological, radiological, nuclear and explosive threats, and deliver superior awareness and actionable intelligence for wide-area surveillance, intrusion detection and facility security. By leveraging our technical expertise, ICx pioneers the integration of these advanced sensors into effective security and commercial solutions.

Safe-Harbor Statement

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s revenues and Adjusted EBITDA for the year ending December 31, 2008; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, demand for the Company’s products and services; the ability of the Company to successfully develop and expand its products, services, technologies and markets; the ability of the Company to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions; changes in U.S. government funding levels to purchase the Company’s products and services; the ability of the Company to sell its products to original equipment manufacturers, prime contractors and system integrators; seasonality; competition; the ability of the Company to develop innovative products; the ability of the Company to attract, retain and motivate key personnel; the ability of the Company to secure and maintain key contracts and relationships, including contracts with the U.S. government; general economic, market and business conditions, uncertainties and other factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Use of Non-GAAP Financial Measures

In evaluating its business, ICx considers and uses Adjusted EBITDA and Organic Growth as supplemental measures of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, minus non-cash equity compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than ICx, limiting their usefulness as comparative tools. ICx compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

The Company defines Organic Growth as pro forma growth which represents the increase in revenues in the current period, expressed as a percentage, for businesses included for the entire period in the current year over the revenues in the corresponding period in the previous year, assuming the same businesses had been acquired at the beginning of the prior year period. The Company acquired a business in October 2007. If the Company had acquired that business on January 1, 2007, its revenues on a pro forma basis would have increased by $100,000 for the first quarter of 2007 resulting in an Organic Growth rate of 34% for the first quarter of 2008. The pro forma revenues are unaudited.

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ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Net Loss

(Unaudited)

(dollars in thousands, except per share amounts)

	Unaudited Three Months Ended March 31,
	2008	2007
Revenues:
Product revenues	$20,364	$16,397
Contract research and development revenues	11,976	7,777
Maintenance, service and other revenues	3,913	2,786

Total revenues	36,253	26,960

Cost of revenues:
Cost of product revenues	10,130	8,496
Cost of contract research and development revenues	7,683	5,202
Cost of maintenance, service and other revenues	2,557	1,671

Total cost of revenue	20,370	15,369

Gross profit	15,883	11,591

Operating expenses:
General and administrative	9,638	8,981
Sales and marketing	7,831	4,723
Research and development	6,684	4,622
Depreciation and amortization	3,287	3,469

Total operating expenses	27,440	21,795

Operating loss	(11,557)	(10,204)

Other income (expense):
Interest income	430	61
Interest expense	(18)	(90)
Other, net	(122)	76

Total other income	290	47

Loss before income taxes	(11,267)	(10,157)
Income tax expense (benefit)	(32)	75

Loss from continuing operations	$(11,235)	$(10,232)
Loss on discontinued operations, net of tax	—	(1,302)
Gain (loss) on sale of discontinued operations, net of tax	(903)	2,082

Net loss	$(12,138)	$(9,452)

Other comprehensive income
Foreign currency translation adjustment, net of tax	554	151

Comprehensive loss	$(11,584)	$(9,301)

Net loss	$(12,138)	$(9,452)
Less: Preferred stock dividends including accretion	—	2,461

Net loss attributable to common stockholders	$(12,138)	$(11,913)

Net loss per common share
Basic and diluted	$(0.36)	$(1.22)

Reconciliation of Non-GAAP Measure:
Net loss	$(12,138)	$(9,452)
Add (subtract)
(Gain) loss from discontinued operations	903	(780)
Income tax expense (benefit)	(32)	75
Interest income	(430)	(61)
Interest expense	18	90
Depreciation and amortization	3,287	3,469
Stock-based compensation expense	1,670	839

Adjusted EBITDA	$(6,722)	$(5,820)

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Balance Sheets

(Unaudited)

(dollars in thousands)

	March 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$53,968	$64,636
Trade accounts receivable, net	27,676	30,724
Inventories	22,125	18,305
Other current assets	13,611	12,820

Total current assets	117,380	126,485
Property, plant and equipment, net	10,275	9,526
Goodwill and intangibles, net	91,721	93,794
Other noncurrent assets	2,019	2,025

Total assets	$221,395	$231,830

Liabilities and Stockholders’ Equity

Current liabilities	$29,985	$31,031
Noncurrent liabilities	2,219	2,395

Total liabilities	32,204	33,426

Total stockholders’ equity	189,191	198,404

Total liabilities and stockholders’ equity	$221,395	$231,830

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Selected Segment Information

(Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2008	2007
Detection
Product revenue	$11,634	$7,854
Contract research and development revenue	7,529	7,280
Maintenance, service and other revenue	483	38

Total revenue	$19,646	$15,172
Gross profit %	49.1%	38.4%

Surveillance
Product revenue	$5,997	$6,711
Contract research and development revenue	4,442	496
Maintenance, service and other revenue	365	367

Total revenue	$10,804	$7,574
Gross profit %	36.4%	50.2%

Solutions
Product revenue	$2,734	$1,832
Maintenance, service and other revenue	3,070	2,382

Total revenue	$5,804	$4,214
Gross profit %	39.7%	46.5%